Exhibit 99.01

 Keynote Announces Second Quarter Fiscal Year 2005 Financial Results

    SAN MATEO, Calif.--(BUSINESS WIRE)--April 26, 2005--Keynote
Systems, Inc., (Nasdaq:KEYN)

    --  Diluted EPS of $0.05 at High End of Range of Company's
        Guidance

    -- Revenue of $13.2 Million Up 34% Compared to the Same Quarter Last Fiscal Year

    -- Performance Management Solutions Revenue Up 101% Compared to Same Quarter Last Fiscal Year

    --  Seventh Consecutive Quarter of Profitability

    --  Thirteenth Consecutive Quarter of Positive Cash Flow from
        Operations

    --  Initiated Plan to Repurchase 2.0 Million Shares of Common
        Stock

    Keynote Systems, Inc., (Nasdaq:KEYN), The Internet Performance Authority(R), today announced financial results for its second quarter of fiscal year 2005, which ended March 31, 2005.
    Revenue for the second quarter of fiscal year 2005 was $13.2 million, a 3% decrease compared to the preceding quarter and a 34% increase compared to the second quarter of fiscal year 2004. Net income for the second quarter of fiscal year 2005 was $997,000, or $0.05 per diluted share, compared to net income of $791,000, or $0.04 per diluted share, for the preceding quarter, and net income of $1.2 million, or $0.06 per diluted share, for the second quarter a year ago.
    Keynote generated cash flow from operations for the second quarter of fiscal year 2005 of $1.8 million. Cash flow from operations was $2.8 million for the preceding quarter and $4.1 million for the second quarter of fiscal year 2004. Cash used for purchases of property, equipment, and software totaled $723,000 for the second quarter of fiscal year 2005 compared to $712,000 for the preceding quarter and $531,000 for the second quarter of fiscal year 2004. The Company generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $1.1 million for the second quarter of fiscal year 2005, compared to $2.1 million for the preceding quarter and $3.5 million for the second quarter of fiscal year 2004. Cash flow from operations and free cash flow for the second quarter of fiscal year 2005 decreased primarily as a result of an increase in accounts receivable of approximately $1.8 million at March 31, 2005 compared to December 31, 2004. This increase was due to the fact that management solutions revenue has increased to close to 50% of total revenue this quarter, and a large percentage of management solutions billings are generated in the last month of the quarter. The Company believes that free cash flow is an important measure of its performance as it provides investors with an additional method for evaluating its operating performance and liquidity, and reflects the resources available for the Company to invest in acquisitions or to repurchase stock.
    "Our second quarter numbers represent Keynote's seventh consecutive quarter of profitability and thirteenth consecutive quarter of positive cash flow from operations. Our total revenue was thirty four percent higher compared to the same quarter last fiscal year, partly as a result of acquisitions, and also because our large base of measurement revenue grew organically by 5% compared to a year ago," said Umang Gupta, chairman and CEO of Keynote. "We are also pleased with our ability to keep costs under control while driving profitability from our acquisitions. We are now focused on generating organic revenue growth from products we have acquired or developed internally over the past year."
    As of March 31, 2005, Keynote's total worldwide customer base was approximately 2,200 companies and approximately 17,000 individual subscribers. During the second quarter, Keynote averaged a 99% monthly customer retention rate. New customers during the quarter included Edmunds.com, eMusic.com, Inc., Hotels.com L.P., and Vonage Networks.
    Keynote currently provides its services to 74% of the comScore Media Metrix top 50 Web sites and over half of the Fortune 100 companies. As of March 31, 2005, Keynote measured 9,097 URLs through its Perspective(R) services and 7,719 Internet-connected devices through its Red Alert services. On average during the second quarter of fiscal year 2005, Keynote captured over 60 million Internet performance measurements daily.
    During the quarter, Keynote entered into a trading plan with a securities broker, intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934. The trading plan instructed the broker to repurchase for Keynote, in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, up to 2.0 million shares of Keynote's Common Stock representing approximately 10% of Keynote's outstanding common shares, over a period of twelve months commenced March 1, 2005. As of March 31, 2005, 200,131 shares of common stock had been repurchased under this plan.

    Expectations for the Third Quarter of Fiscal Year 2005

    The statements in this section of this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects that for the third fiscal quarter ending June 30, 2005:

    --  total revenue will be between $13.0 million and $13.4 million;

    -- interest income, net will be approximately $700,000, absent any additional transactions, assuming no material changes in interest rates, and assuming Keynote continues to repurchase common stock under its approved plan;

    --  effective income tax rate will be approximately 6.5%;

    -- diluted weighted average shares outstanding will be approximately 21.0 million shares, assuming no additional acquisitions using shares of Keynote stock as the consideration, assuming Keynote continues to repurchase common stock under its approved plan, and no other significant transactions involving Keynote's equity securities;

    --  diluted earnings per share will be between $0.04 to $0.06;

    -- cash flow from operations will be between $2.0 million to $2.5 million; and

    -- capital expenditures will be approximately $1.0 million, absent any acquisition costs or other extraordinary transactions.

    Keynote will host a conference call and simultaneous Web cast at 2:00 p.m. (PDT), today April 26, 2005. The web cast of the call will be available at the Investor section of our web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687, and the pass code is #5205189, or by Web cast at the Investor section of our web site at www.keynote.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company's current expectations.
    Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote's plans to increase revenue from organic growth and its expected revenues, total expenses, and other future financial results. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote's ability to successfully market and sell its current services to new or existing customers, Keynotes ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote's performance measurement services fluctuates and the extent to which revenue from other service lines, including performance management services, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote's ability to retain customers of acquired businesses, Keynote's ability to operate acquired businesses and manage related costs successfully, which businesses may be in areas in which Keynote has little experience, Keynote's ability to retain key employees of acquired companies as well as its own key employees, pricing pressure with respect to Keynote's services, unforeseen expenses, competition in Keynote's markets, integration of acquired companies or technologies and costs associated with any future acquisitions, Keynote's ability to keep pace with changes in the Internet infrastructure as well as other technological changes, and the success of Keynote's international operations. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2004, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.
    All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

    About Keynote

    Founded in 1995, Keynote Systems (Nasdaq "KEYN"), The Internet Performance Authority(R), is the worldwide leader in e-business performance management services. Approximately 2,200 corporate IT and marketing departments and approximately 17,000 individual subscribers rely on Keynote's growing range of measurement and monitoring, service level and customer experience management services to improve e-business performance by reducing costs, improving customer satisfaction and increasing profitability.
    Keynote is viewed as The Internet Performance Authority(R) due to the company's global infrastructure of over 1,600 measurement computers in more than 50 cities worldwide that capture and store on a daily basis over 60 million Internet performance measurements, frequent media citations quoting Keynote's Web performance data and analysis, the company's market-leading Web performance indices for vertical markets and leading customer research that provides critical business insight into online customer experiences, industry trends and competitive Web strategies.
    Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

    Keynote, The Internet Performance Authority and Perspective are registered trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2005 Keynote Systems, Inc.


                Keynote Systems, Inc. and Subsidiaries
----------------------------------------------------------------------
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)
                              (Unaudited)

                              Three months ended     Six months ended
                            Mar 31  Dec 31  Mar 31   Mar 31   Mar 31
----------------------------------------------------------------------
                              2005    2004    2004      2005     2004

Revenue:
 Subscription services      $9,962 $10,452  $8,941   $20,414  $17,736
 Professional services       3,203   3,136     878     6,339    1,806
                           ------------------------ ------------------
  Total revenue             13,165  13,588   9,819    26,753   19,542

Expenses:
 Costs of subscription
  services                   1,309   1,351   1,298     2,660    2,804
 Costs of professional
  services                   2,440   2,428     765     4,868    1,437
 Research and development    2,074   1,962   1,634     4,036    3,258
 Sales and marketing         2,987   3,548   2,278     6,535    4,987
 Operations                  1,440   1,565   1,360     3,005    2,746
 General and administrative  1,843   1,793   1,221     3,636    2,385
 Excess occupancy costs        114     134     254       248      520
 Amortization of
  identifiable intangible
  assets                       675     664     372     1,339      734
                           ------------------------ ------------------
    Total expenses          12,882  13,445   9,182    26,327   18,871

    Income from operations     283     143     637       426      671

Interest income and other,
 net                           783     703     662     1,486    1,325
                           ------------------------ ------------------

    Income before provision
     for income taxes        1,066     846   1,299     1,912    1,996
                           ------------------------ ------------------

Provision for income taxes     (69)    (55)   (130)     (124)    (160)
                           ------------------------ ------------------

    Net income                $997    $791  $1,169    $1,788   $1,836
                           ======================== ==================

Income per share:
    Basic                    $0.05   $0.04   $0.06     $0.09    $0.10
    Diluted                  $0.05   $0.04   $0.06     $0.08    $0.09

Weighted average common
 shares outstanding used:
    Basic                   20,096  19,866  19,341    19,979   19,187
    Diluted                 21,214  21,357  20,833    21,276   20,637


                Keynote Systems, Inc. and Subsidiaries
----------------------------------------------------------------------
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (unaudited)

                                            March 31,    September 30,
                                              2005            2004
----------------------------------------------------------------------

Assets
Current assets:
  Total cash, cash equivalents and
  short-term investments                      $149,345       $148,117
  Accounts receivable, net                       7,746          6,138
  Prepaid and other current assets               1,894          2,329
                                          -------------  -------------
      Total current assets                     158,985        156,584

Property and equipment, net                     34,415         34,573
Goodwill, net                                   26,494         24,442
Identifiable intangible assets, net              4,854          6,131
                                          -------------  -------------
  Total assets                                $224,748       $221,730
                                          =============  =============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                               1,624          1,692
  Accrued expenses                              10,903         10,188
  Current portion of capital lease
   obligation                                       70             80
  Deferred revenue                               7,397          7,741
                                          -------------  -------------
  Total current liabilities                     19,994         19,701

  Long term portion of capital lease
   obligation                                       25             35
                                          -------------  -------------
  Total liabilities                             20,019         19,736
                                          -------------  -------------

Stockholders' equity:

  Common stock                                      20             19
  Treasury stock                                (2,345)           (29)
  Additional paid-in capital                   343,348        339,734

  Accumulated deficit                         (135,621)      (137,409)
  Accumulated other comprehensive loss            (673)          (321)
                                          -------------  -------------
  Total stockholders' equity                   204,729        201,994
                                          -------------  -------------
  Total liabilities and stockholders'
   equity                                     $224,748       $221,730
                                          =============  =============


                Keynote Systems, Inc. and Subsidiaries
----------------------------------------------------------------------
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (unaudited)

                             Three months ended      Six months ended
                            Mar 31  Dec 31  Mar 31    Mar 31   Mar 31
----------------------------------------------------------------------
                             2005    2004    2004       2005     2004

Cash flows from
 operating activities:
  Net income                 $997    $791  $1,169     $1,788   $1,836
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities:
    Depreciation and
     amortization             801     793     925      1,594    2,013
    Amortization of
     intangible assets        677     664     372      1,341      734
    Amortization of debt
     investment premium       999     794   1,120      1,793    2,137
    Changes in operating
     assets and liabilities,
     net of acquired assets
     and liabilities:
      Accounts receivable,
       net                 (1,713)    226      12     (1,487)    (319)
      Prepaids and other
       assets                 346    (120)     92        226      208
      Accounts payable and
       accrued expenses      (415)    122     387       (293)     347
      Deferred revenue        145    (497)    (25)      (352)   1,414
                          ------------------------  ------------------
        Net cash provided
         by operating
         activities         1,837   2,773   4,052      4,610    8,370
                          ------------------------  ------------------

Cash flows from
 investing activities:
  Purchase of property,
   equipment and software    (723)   (712)   (531)    (1,435)    (936)
  Proceeds from (Purchase
   of) businesses and
   assets                    (296)   (385)     22       (681)    (560)
  Sales/(Purchases) of
   short-term
   investments, net        (2,415)  4,224  (5,672)     1,809   (9,365)
                          ------------------------  ------------------
        Net cash provided
         by (used in)
         investing
         activities        (3,434)  3,127  (6,181)      (307) (10,861)
                          ------------------------  ------------------

Cash flows from
 financing activities:
  Repayment of credit
   facility                   (12)     (8)      -        (20)       -
  Repurchase of
   outstanding common
   stock                   (2,322)      -       -     (2,322)       -
  Proceeds from issuance
   of common stock and
   exercise of stock
   options                  2,322     899   1,697      3,221    5,055
                          ------------------------  ------------------
        Net cash provided
         by (used in)
         financing
         activities           (12)    891   1,697        879    5,055
                          ------------------------  ------------------

Net increase (decrease) in
 cash and cash equivalents 19,767   6,791    (432)    26,558    2,564
Cash and cash equivalents
 at beginning of the
 period                    26,129  19,338  26,238     19,338   23,242
                          ------------------------  ------------------

Cash and cash equivalents
 at end of the period (1) $24,520 $26,129 $25,806    $24,520  $25,806
                          ========================  ==================

(1) Excludes $124.8 million, $123.6 million, and $144.3 million of short-term investments at March 31, 2005, December 31, 2004, and March 31, 2004, respectively.


                Keynote Systems, Inc. and Subsidiaries
                            (In Thousands)
                              (Unaudited)

                         Three months ended          Six months ended
                        Mar 31   Dec 31   Mar 31     Mar 31    Mar 31
                          2005     2004     2004       2005      2004
                       --------------------------   ------------------

Performance Measurement
 Services               $7,235   $7,087   $6,867    $14,322   $13,920
Performance Management
 Solutions               5,930    6,501    2,952     12,431     5,622
                       -------- -------- --------   --------  --------
Total Revenue          $13,165  $13,588   $9,819    $26,753   $19,542


    CONTACT: Keynote Systems, Inc.
             Dan Berkowitz, 650-403-3305 (Public Relations) dberkowitz@keynote.com
             Jack Andrews, 650-403-3431 (Investor Relations) jandrews@keynote.com